                                                           Exhibit No. EX-99.m.1

                        Genworth Variable Insurance Trust

                          Distribution and Service Plan
                        (adopted pursuant to Rule 12b-1)

     The following  Distribution  and Service Plan (the "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the
"Act"),  by  Genworth  Variable  Insurance  Trust  (the  Trust"),   an  open-end
management investment company organized as a Delaware statutory trust, on behalf of the  funds  set  forth in  Exhibit  A, as may be  amended  from  time to time
(collectively, the "Funds"). Each Fund is a series of the Trust.

     The Trust offers the shares of beneficial  interest of the Funds to certain life insurance  companies  ("Insurance  Companies") for allocation to certain of their separate accounts  established for the purpose of funding variable annuity contracts and variable life insurance policies.

     The provisions of the Plan are as follows:

1.   PAYMENTS BY THE TRUST

     The Trust will cause each Fund to pay annual  distribution and/or servicing fees of 0.25% of the average daily net assets of the Fund in connection with the promotion  and  distribution  of Fund shares  and/or the  provision  of investor services. Fees paid under the Plan may be paid to Capital Brokerage Corporation, the  principal  underwriter  of each  Fund's  shares  (the  "Distributor"),  the
Insurance Companies or their affiliates, or to any other eligible institution or party.  The Distributor may pay all or a portion of these fees to any registered securities  dealer,  financial  institution  or any  other  person  who  renders assistance in  distributing  or promoting the sale of the Fund's shares,  or who provides shareholder services. To the extent not so paid by the Distributor such amounts may be retained by the Distributor.  Payment of these fees shall be made monthly  promptly  following  the  close of the  month.  In no event  shall  the payments made under the Plan, plus any other payments deemed to be made pursuant to the Plan,  exceed the amount  permitted  to be paid  pursuant  to the Conduct
Rules of the Financial Industry Regulatory Authority.

     Payments  made  pursuant  to the  Plan  as  described  above  for  services associated  with the  promotion  and  distribution  of Fund  shares  and/or  the provision  of  investor  services  may  include,  but are not  limited  to,  the following:

     (i)  distribution   activities  (or  expenses)   related  to  the  indirect
          marketing of the Funds to the owners of variable  insurance  contracts
          ("contract owners");

     (ii) Distributor services including (1) distribution personnel compensation and expenses, (2) overhead,  including office,  equipment and computer
          expenses,   supplies  and  travel,  (3)  procurement  of  information, analysis and reports related to marketing and  promotional  activities and (4) expenses related to marketing and promotional activities;

     (iii) Printing and mailing of documents  including  (1) Fund  prospectuses, statements  of  additional  information  and reports  for  prospective contract owners and (2) promotional literature regarding the Fund;

     (iv) Wholesaling  services by the  Distributor  or the Insurance  Companies including  (1)  training,  (2)  seminars  and sales  meetings  and (3)
          compensation;

     (v)  Life  insurance  company  distribution  services  including  (1)  Fund disclosure  documents  and reports (2)  variable  insurance  marketing materials,  (3) Fund sub-account  performance  figures,  (4) assisting prospective  contract owners with enrollment matters, (5) compensation to  the  salesperson  of  the  variable  insurance  contract  and  (6)
          providing other  reasonable help with the  distribution of Fund shares to life insurance companies; and

     (vi) Life insurance company contract owner support.

     All amounts expended  pursuant to this Plan are the legal obligation of the
Fund and not of the Distributor.  No provision of this Plan shall be interpreted to prohibit  any  payments by a Fund with  respect to shares of such Fund during periods when the Fund has suspended or otherwise limited sales of such shares.

2.   QUARTERLY REPORTS

     Any person  authorized to direct the  disposition of monies paid or payable by a Fund  pursuant to this Plan or any related  agreement  shall provide to the
Board and the Board  shall  review at least  quarterly  a written  report of the amounts so expended, the purposes for which such expenditures were made and such other information as the Board of Trustees may reasonably request.

3.   EFFECTIVE DATE AND DURATION OF THE PLAN

     If adopted prior to the public offering of a Fund's shares,  the Plan shall become  effective  with  respect  to the  Fund  upon  approval  by the vote of a majority of the Trust's Board of Trustees,  including a majority of the Trustees who are not  interested  persons of the Trust and who have no direct or indirect financial  interest in the operation of the Plan or in any agreement  related to the Plan ("Rule 12b-1 Agreement") (the "Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on the approval of the Plan.

     If adopted after the public  offering of a Fund's  shares,  this Plan shall not take effect for the Fund until it has been  approved by a vote of at least a majority (as defined in the 1940 Act) of the  outstanding  voting  securities of the Fund,  and by the vote of the Board of Trustees of the Trust,  as  described above.

     The effective dates for the Funds are shown on Exhibit A.

     The Plan shall  continue in effect  with  respect to a Fund for a period of one year from its  effective  date  unless  terminated  pursuant  to its  terms.
Thereafter,  the Plan shall continue with respect to the Fund from year to year, provided  that such  continuance  is approved  at least  annually by a vote of a majority of the Board of Trustees,  and of the Disinterested  Trustees,  cast in person at a meeting called for the purpose of voting on such continuance.

     The Plan, or any Rule 12b-1 Agreement,  may be terminated with respect to a
Fund at any time,  without  penalty,  on not more than sixty  (60) days  written notice by a majority vote of shareholders of such Fund, or by vote of a majority of the Disinterested Trustees.

4.   RULE 12b-1 AGREEMENTS

     (a) No Rule 12b-1  Agreement  shall be entered  into with respect to a Fund and no payments shall be made pursuant to any Rule 12b-1 Agreement,  unless such
Rule  12b-1  Agreement  is in  writing  and the form of  which  has  first  been delivered  to and  approved  by a vote of a  majority  of the  Trust's  Board of
Trustees, and of the Disinterested  Trustees, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Agreement.

     (b) Any Rule 12b-1 Agreement shall describe the services to be performed by the recipient  and shall  specify the amount of, or the method for  determining, the compensation to the recipient.

     (c) No Rule  12b-1  Agreement  may be  entered  into for a Fund  unless  it provides  (i) that it may be  terminated  with  respect to the Fund at any time, without the payment of any penalty, by vote of a majority of the shareholders of such Fund, or by vote of a majority of the Disinterested  Trustees,  on not more than 60 days' written notice to the other party to the Rule 12b-1 Agreement, and
(ii) that it shall automatically terminate in the event of its assignment.

     (d) Any Rule 12b-1  Agreement shall continue in effect for a period of more than one year from the date of its  effectiveness  only if such  continuance  is specifically  approved at least annually by a vote of a majority of the Board of
Trustees, and of the Disinterested  Trustees, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Agreement.

5.   FUND GOVERNANCE STANDARDS

     During  the period in which the Plan is  effective,  the  Trust's  Board of
Trustees must satisfy the fund governance standards as defined in Rule 0-1(a)(7)
under the Act.

6.   AMENDMENTS

     All  material  amendments  of the Plan  shall be in  writing  and  shall be approved  by a  vote  of a  majority  of  the  Board  of  Trustees,  and  of the
Disinterested  Trustees,  cast in person at a meeting  called for the purpose of voting on such amendment.  In addition,  the Plan may not be amended to increase materially the amount to be expended by a Fund hereunder without the approval by a majority vote of shareholders of the Fund affected thereby.

7.   RECORDKEEPING

     The Trust shall preserve  copies of the Plan, any Rule 12b-1  Agreement and all 12b-1  reports for a period of not less than six years from the date of this
Plan,  any such Rule 12b-1  Agreement or such  reports,  as the case may be, the first two years in an easily accessible place.

                                    Exhibit A
                                     to the
             Distribution and Shareholder Service (Rule 12b-1) Plan

                                  July 31, 2008

Name of Fund

Genworth Calamos Growth Fund
Genworth Columbia Mid Cap Value Fund
Genworth Davis NY Venture Fund
Genworth Eaton Vance Large Cap Value Fund
Genworth Legg Mason Partners Aggressive Growth Fund
Genworth PIMCO StocksPLUS Fund
Genworth Putnam International Capital Opportunities Fund
Genworth Thornburg International Value Fund
Genworth Western Asset Management Core Plus Fixed Income Fund